UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2018

New Residential Investment Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation)

001-35777	45-3449660
(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 45th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

212-479-3150
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 3, 2018, NRM Acquisition LLC (“NRM”), a wholly owned subsidiary of New Residential Investment Corp. (the “Company”), entered into Amendment No. 1 (the “Amendment”) to the previously announced Securities Purchase Agreement, dated as of November 29, 2017 (the “Original SPA” and, as amended by the Amendment, the “SPA”), by and among NRM, Shellpoint Partners LLC (“Shellpoint”), the Sellers party thereto (the “Sellers”) and Shellpoint Services LLC, as representative of the Sellers. The Amendment modified the terms of the Original SPA to, among other things, (i) replace Shellpoint Services LLC with Shellpoint Representative LLC as representative of the Sellers, (ii) eliminate the requirement that certain indebtedness of Shellpoint be repaid at or prior to the completion of the Acquisition (as defined below), (iii) provide for the payment to the Sellers following the completion of the Acquisition of certain settlement payments that may be received by Shellpoint and (iv) modify certain provisions relating to amounts to be held back by NRM in respect of potential post-closing indemnification claims.

Item 8.01	Other Events.

Pursuant to the terms of the SPA, immediately following the execution of the Amendment, NRM purchased from the Sellers all of the outstanding equity interests of Shellpoint (the “Acquisition”), for a purchase price of approximately $212 million, subject to certain customary post-closing adjustments. As additional consideration for the Acquisition, NRM will make up to three cash earnout payments following each of the first three anniversaries of the Acquisition as provided in the SPA. A portion of the closing purchase price is being held back by NRM, which holdback amount, together with a right of offset against such earnout payments, will be available to NRM to satisfy certain potential post-closing indemnification claims. On July 3, 2018, the Company issued a press release announcing the completion of the Acquisition. The full text of the press release is being filed herewith as Exhibit 99.1 and the information contained therein is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit

Number	Description
99.1	Press Release, dated as of July 3, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW RESIDENTIAL INVESTMENT CORP.
(Registrant)

/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer and Treasurer

Date: July 3, 2018